Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

InterAmerican Acquisition Group Inc.

We have audited the accompanying balance sheets of InterAmerican Acquisition Group Inc. (a corporation in the development stage) as of December 31, 2005, December 31, 2006 and September 11, 2007, and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the period from May 10, 2005 (inception) to December 31, 2005, the year ended December 31, 2006, the period from January 1, 2007 to September 11, 2007 and the cumulative period from May 10, 2005 (inception) to September 11, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InterAmerican Acquisition Group Inc. as of December 31, 2005, December 31, 2006 and September 11, 2007, and the results of its operations and its cash flows for the period from May 10, 2005 (inception) to December 31, 2005, the year ended December 31, 2006, the period from January 1, 2007 to September 11, 2007 and the cumulative period from May 10, 2005 (inception) to September 11, 2007 in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

September 14, 2007

InterAmerican Acquisition Group, Inc.

(a corporation in the development stage)

Balance Sheet

	December 31, 2005	December 31, 2006	September 11, 2007
ASSETS
Current Assets
Cash	$9,216	$440	$285,347
Investment in trust account	—	—	45,160,000
Prepaid Expenses	—	—	125,511
Total Current Assets	9,216	440	45,570,858
Other Assets, Deferred Offering Costs	422,755	741,533	—
Total Assets	$431,971	741,973	$45,570,858
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Deferred Underwriting Fees	—	—	$2,070,000
Accounts Payable and Accrued Expenses	$306,487	588,855	547,902
Amounts due to officers and directors for offering-related expenses	46,632	59,110	56,040
Note Payable	75,000	105,000	—

Total Current Liabilities	428,119	752,965	2,673,942
COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION
(1,149,425 shares at redemption value) (Note 1)			8,609,194
Stockholders’ Equity
Preferred stock, $0.0001 par value
Authorized 1,000,000 shares; none issued
Common stock, $0.0001 par value
Authorized 90,000,000 shares
Issued and outstanding 1,250,000 shares at December 31 2005 and December 31, 2006 and 7,000,000 shares at September 11, 2007 (which includes 1,149,425 shares subject to possible redemption)	125	125	700
Additional paid-in capital	14,875	14,875	34,323,139
Deficit acumulated during the development stage	(11,148)	(25,992)	(36,117)
Total Stockholders’ equity	3,852	(10,992)	34,287,722
Total Liabilities & Stockholders’ Equity	$431,971	741,973	$45,570,858

See Notes To Financial Statements

InterAmerican Acquisition Group, Inc.

(a corporation in the development stage)

Statement of Operations

	Period from May 10, 2005 (Inception) – December 31, 2005	Year Ended December 31, 2006	Period from January 1, 2007 – September 11, 2007	Cumulative Period From May 10, 2005 (Inception) – September 11, 2007
Revenues	—	—	—	—

Expenses
Formation costs	$4,775	$—	$—	$4,775
Other Expenses	3,685	9,767	5,212	18,664
Interest Expense	2,688	5,077	4,913	12,678

Total Expenses	11,148	14,844	10,125	36,117

Net loss for the period	$(11,148)	$(14,844)	$(10,125)	$(36,117)

Weighted average shares outstanding (basic and diluted)	1,250,000	1,250,000	1,293,799	1,263,012

Net loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.03)

See Notes To Financial Statements

InterAmerican Acquisition Group, Inc.

(a corporation in the development stage)

Statement of Stockholders Equity (Deficiency)

For the period from May 10, 2005 (Inception) through September 11, 2007

	Common Stock		Additional paid-in capital	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount

Common shares issued May 10, 2005 at $0.01 per share	1,250,000	$125	$14,875	—	$15,000

Net Loss	—	—	—	$(11,148)	(11,148)

Balance at Dec 31, 2005	1,250,000	125	14,875	(11,148)	3,852

Net Loss	—	—	—	(14,844)	(14,844)

Balance at Dec 31, 2006	1,250,000	125	14,875	(25,992)	(10,992)

Proceeds of private placement September 10, 2007			1,500,000		1,500,000

Common Shares issued Sept. 10, 2007 @ $8 per share	5,375,000	538	42,999,462		43,000,000

Common Shares issued Sept. 11, 2007 @ $8 per share	375,000	37	2,999,963		3,000,000

Expenses of the Offering			(4,581,967)		(4,581,967)

Less shares subject to possible redemption			(8,609,194)		(8,609,194)

Net Loss for the period				(10,125)	(10,125)

Balance at September 11, 2007	7,000,000	$700	$34,323,139	$(36,117)	$34,287,722

See Notes To Financial Statements

InterAmerican Acquisition Group, Inc.

(a corporation in the development stage)

Statement of Cash Flows

	Period from May 10, 2005 (Inception) – December 31, 2005	Year Ended December 31, 2006	Period From January 1, 2007 – September 11, 2007	Cumulative Period From May 10, 2005 (Inception) – September 11, 2007
Cash flow from operating activities
Net loss	$(11,148)	$(14,844)	$(10,125)	$(36,117)
Adjustments to reconcile net loss to net cash used in operations
(Increase)/Decrease in Prepaid expenses	—	—	(125,511)	(125,511)
Increase in accounts payable & accrued expenses	9,590	9,500	106,860	125,950
Net cash provided by (used in) operating activities	(1,558)	(5,344)	(28,776)	(35,678)

Cash flows from investment activities
Payment to trust account	—	—	(45,160,000)	(45,160,000)
Net cash used in investing activities	—	—	(45,160,000)	(45,160,000)

Cash flows from financing activities
Proceeds from notes payable, InterAmerican Advisors, LLC	75,000	30,000	—	105,000
Payments of notes payable, InterAmerican Advisors, LLC	—	—	(105,000)	(105,000)
Payment of costs of public offering	(79,226)	(33,432)	(1,921,317)	(2,033,975)
Proceeds from private placement warrant sale	—	—	1,500,000	1,500,000
Proceeds from sale of shares of common stock	15,000	—	—	15,000
Proceeds from initial public offering	—	—	46,000,000	46,000,000
Net cash provided by financing activities	10,774	(3,432)	45,473,683	45,481,025

Net Increase/(decrease) in cash and cash at end of period	9,216	(8,776.00)	284,907	285,347
Cash at beginning of period	—	9,216	440	—
Cash at end of period	$9,216	$440	$285,347	$285,347
Supplemental schedule of non-cash financing activities:
Accrual of offering costs	$343,529	$285,346	$477,992	$477,992
Accrual of deferred underwriting fees	—	—	$2,070,000	$2,070,000

See Notes To Financial Statements

InterAmerican Acquisition Group Inc.

(a corporation in the development stage)

Notes to Financial Statements

1.   Organization, Business Operations and Significant Accounting Policies

InterAmerican Acquisition Group Inc. (the ‘‘Company’’) was incorporated in Delaware on May 10, 2005 as a blank check company whose objective is to acquire an operating business. The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s initial public offering (the “Offering”) was declared effective September 4, 2007. The Company completed the Offering, including the exercise of the underwriter’s overallotment option, on September 10, 2007 and September 11, 2007 and received net proceeds of approximately $41.4 million, which is net of $2,070,000 of deferred underwriting discounts (as described in Note 3). The Company’s executive officers and directors have broad discretion with respect to the specific application of the net proceeds of this offering of Units (as defined in Note 3 below) and the private placement of 1,000,000 warrants that occurred immediately prior to completion of the Offering (the “Private Placement”), although substantially all of the net proceeds of the Offering and Private Placement are intended to be generally applied toward consummating an initial Business Combination with (or acquisition of) one or more operating businesses. Furthermore, there is no assurance that the Company will be able to successfully consummate an initial Business Combination. An amount of $45,160,000, which includes $1,500,000 relating to the sale of warrants in the Private Placement and $2,070,000 deferred payment to the underwriters in the Offering, of the net proceeds is being held in a trust account (the “Trust Account”), and invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its initial Business Combination or (ii) the distribution of the Trust Account as described below. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all third parties the Company engages for services rendered to it or products sold to it (which includes, for example, accountants, lawyers, investment bankers, consultants and analysts), prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company’s two executive officers have severally (but not jointly) agreed that they will be personally liable, severally (but not jointly), which means they will be personally liable only for 60% and 40% respectively (as an example, if there is a valid third party claim of $1,000,000, Mr. Morro will be responsible for $600,000 of such claim and Dr. Sinkin will be responsible for $400,000 of such claim), to pay claims of third parties that are owed money for services rendered to the Company or products sold to the Company (which includes, for example, accountants, lawyers, investment bankers, consultants and analysts) that would reduce the amount of the Trust Account, provided that such third party has not executed a valid and enforceable waiver to rights or claims against the Trust Account and only to the extent necessary to ensure that such claims do not reduce the amount in the Trust Account. The indemnification provided by Messrs. Morro and Sinkin would not cover tort claims brought against the Company for some unforeseen event, claims against the Company brought by a target business for breach of contract, or breach of a confidentiality agreement with a potential target. The Company will bring an action against either of its executive officers in the event that such individual asserts that he is not able to cover any of the expenses that would deplete the trust proceeds or that either is not liable pursuant to their indemnification obligations as described above. Based on the information provided to the Company in the director and officer questionnaires provided to the Company in connection with the Proposed Offering as well as the representations as to their accredited investor status (as such term is defined in Regulation D), the Company currently believes that such persons are of substantial means and capable of funding their indemnity obligations. However, because the amount of any such indemnification obligations cannot be estimated, the Company has not asked Messrs. Morro or Sinkin to reserve for such an eventuality and there can be no assurance that they will satisfy their indemnification obligations if and when they arise. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of the Company’s public stockholders and the per-share liquidation price could be less than approximately $7.85, plus interest (net of taxes payable and interest earned on the trust account up to a maximum amount of $950,000 that will be released to the Company to fund its working capital), due to claims of such creditors. The remaining net proceeds (not held in the Trust Account) and interest income earned on the funds in the Trust Account of up to $950,000, after tax, may be released to the Company upon demand and may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their redemption rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers, directors and special advisors of the Company (‘‘Initial Stockholders’’), have agreed to vote their 1,250,000 founding shares of common stock (as well as any shares included in units purchased in the Proposed Offering or in the aftermarket) in accordance with the vote of the majority in interest of all other stockholders of the Company (‘‘Public Stockholders’’) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his or her shares. The per share redemption price will equal the amount in the Trust Account (inclusive of the funds held in the trust account for the benefit of the underwriters, but exclusive of the proceeds from management’s warrant purchase obligation and net of taxes payable and interest earned up to a maximum amount of $950,000 that will be released from the trust account to meet working capital needs), calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Therefore, a portion of the net proceeds from the Offering (19.99% of the amount placed in the Trust Account) has been classified as common stock subject to possible conversion in the accompanying September 11, 2007 balance sheet.

The Company’s third amended and restated certificate of incorporation provides for the liquidation of the Trust Account as part of any plan of dissolution and distribution of the Company, in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. These liquidation provisions, which are also contained in the agreement governing the Trust Account, cannot be amended without the affirmative vote of 100% of the Public Stockholders, nor can the certificate of incorporation be amended without the affirmative vote of 95% of the shares sold in the Proposed Offering. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units issued in the Offering discussed in Note 3).

On December 7, 2005, the Company effected a 2-for-5 reverse stock split of its shares of common stock. On April 26, 2006, the Company effected a 1.25-for-1 stock split of its shares of common stock. On

May 26, 2006, the Company effected a 1.44-for-1 stock split of its shares of common stock. On June 27, 2007, the Company effected a 1-for-2.16 reverse stock split of its shares of common stock. All references in the accompanying financial statements to the number of shares of common stock and loss per share have been retroactively restated to reflect these transactions.

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $3,790, $8,837 and $12,280 at December 31, 2005, December 31, 2006 and September 11, 2007, respectively. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2005, December 31, 2006 and September 11, 2007.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

In July 2006, the FASB issued FASB Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes,’’ an interpretation of FASB Statement No. 109 (‘‘FIN 48’’), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is ‘‘more likely than not’’ that the position is sustainable based on its technical merits. The provisions of FIN 48 were effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the Company's condensed financial condition or results of operations.

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period after giving effect to stock splits and reverse stock splits. The effect of the 5,750,000 outstanding warrants issued in connection with the Offering and the 1,000,000 outstanding warrants issued in connection with the Private Placement has not been considered in diluted loss per share calculations for the periods ended September 11, 2007 since the effect of such warrants would be antidilutive.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

The Company maintains cash in bank deposit accounts which, at times, exceed federally insured (FDIC) limits. The Company has not experienced any losses on these accounts.

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's investments in trust consist of mutual funds. Based on the Company's intentions regarding these instruments, the Company classified all instruments as trading securities. The carrying value of these instruments approximate their fair values.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.   Deferred Offering Costs

Deferred offering costs consist of legal, underwriting, accounting and other fees incurred through the balance sheet dates that are directly related to the Offering and were charged to stockholders’ equity (deficiency) upon the consummation of the Offering.

3.   Public Offering

The Company sold 5,750,000 Units at an offering price of $8.00 per Unit (750,000 of which Units were sold in connection with the underwriters’ exercise of their over-allotment option). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination and one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days notice after the

Warrants become exercisable, only in the event that the last sale price of the common stock is at least $10.00 per share for any 20 trading days within a 30-day period ending on the third day prior to the date on which notice of redemption is given. The Company agreed to pay the underwriters in the Offering an underwriting discount of 6% of the gross proceeds of the offering and a non-accountable expense allowance of 2% of the gross proceeds of the Offering (excluding any over-allotment option proceeds). However, the underwriters have agreed that, of this amount, 4.5% of the gross proceeds of the Offering will not be paid unless and until the Company completes an initial Business Combination and has waived its rights to receive such payment upon the Company’s liquidation if the Company is unable to complete an initial Business Combination. Accordingly, the deferred underwriting fees of $2,070,000 have been classified as a liability in the accompanying September 11, 2007 balance sheet.

The Company will use its best efforts to cause a registration statement to become effective on or prior to the commencement of the Warrant exercise period and to maintain the effectiveness of such registration statement until the expiration of the Warrants. If the Company is unable to maintain the effectiveness of such registration statement until the expiration of the Warrants, and therefore is unable to deliver registered shares, the Company will not be required to net cash settle the Warrants and the Warrants may become worthless.

4.   Account Payable and Accrued Expenses

Accounts payable and accrued expenses consist of:

	December 31, 2005	December 31, 2006	September 11, 2007
Amounts due to officers and directors for offering-related expenses	$46,632	$59,110	$56,040
Other amounts due or accrued for offering-related expenses	296,897	569,765	426,727
Other	9,590	19,090	121,175
Total	$353,119	$647,965	$603,942

5.   Notes Payable, InterAmerican Advisors, LLC

The Company issued a $75,000 unsecured promissory note to InterAmerican Advisors, LLC (‘‘InterAmerican’’), an affiliate of certain of its Initial Stockholders, on May 27, 2005, issued a $15,000 unsecured promissory note to InterAmerican on July 6, 2006, issued an additional $15,000 unsecured promissory note to InterAmerican on November 6, 2006, issued an additional $6,500 unsecured promissory note to InterAmerican on March 1, 2007 and issued an additional $29,000 unsecured promissory note to InterAmerican on June 25, 2007. In accordance with their terms, the notes were repaid in full on September 10, 2007 together with interest at the rate of 6% per annum from the date of issue.

6.   Commitments and Related Party Transactions

The Company presently occupies office space provided by an affiliate of several of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $10,000 per month for such services for up to 12 months commencing on the effective date of the Proposed Offering. The initial month’s fee of $10,000 was paid on September 10, 2007, all of which payment is reflected on the balance sheet as a pre-paid expense.

Pursuant to letter agreements dated June 27, 2007 with the Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

Immediately prior to the consummation of the Offering on September 10, 2007, Sintrim Capital Corporation, an affiliate of InterAmerican Capital Partners II LLC, an entity wholly-owned by certain of the Company’s executive officers, together with one of the Company’s special advisors, purchased $1,500,000 of warrants from the Company at a purchase price of $1.50 per warrant, each to purchase one share of the Company’s common stock. Sintrim Capital Corp and one of the Company’s special advisors have further agreed that the warrants purchased by them pursuant to this agreement will not be sold or transferred, except to one or more affiliates, until after the Company has completed a business combination. The proceeds from the sale of the warrants was deposited into the Trust Account and is part of the amount payable to the Public Stockholders in the event of the liquidation of the Trust Account as part of the Company’s plan of dissolution and distribution. Similarly, the purchase price will become part of any redemption amount paid to redeeming stockholders. The warrant purchase agreement also grants certain registration rights to Sintrim Capital Corp., InterAmerican Capital Partners II LLC and one of the Company’s special advisors with respect to the warrants they are committed to purchase and the shares of our common stock issuable upon exercise of the warrants.

The Initial Stockholders are entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Proposed Offering. In addition, the Initial Stockholders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Proposed Offering.

7.   Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.